Exhibit 10.8

DEPOSIT ACCOUNT CONTROL AGREEMENT

This DEPOSIT ACCOUNT CONTROL AGREEMENT (this “Agreement”) is entered into as of June 20, 2005, among HSBC Bank USA, National Association, as Agent pursuant to a certain Financing Agreement (as defined herein) (the “Secured Party”), The Bank of New York, as Collateral Agent pursuant to a certain Second Lien Security Agreement (as defined herein) (the “Collateral Agent”), Rafaella Apparel Group, Inc. (the “Debtor”), and HSBC Bank USA, National Association (the “Bank”).

BACKGROUND

The Bank maintains for the Debtor one or more demand deposit accounts designated by the account number or numbers indicated on the Schedule hereto. The demand deposit account or accounts, as re-numbered or otherwise re-designated from time to time, are referred to in this Agreement, collectively, as the “Deposit Account”.

In connection with certain financing or other arrangements between (i) the Secured Party and the Debtor including, without limitation, that certain Financing Agreement, dated as of June 20, 2005, among the Debtor, Verrazano, Inc. (the “Subsidiary”), certain Guarantors, Secured Party and certain financial institutions, as Lenders, which presently or in the future become party thereto (the “Financing Agreement”), and (ii) the Collateral Agent and the Debtor including, without limitation, that certain Second Lien Security Agreement, dated as of June 20, 2005, among the Debtor, the Subsidiary and the Collateral Agent (the “Security Agreement”), the Debtor has informed the Bank that the Debtor has granted to each of the Secured Party and the Collateral Agent a security interest in the Deposit Account. The Secured Party, the Collateral Agent, the Debtor and the Subsidiary have entered into an Intercreditor Agreement, dated as of June 20, 2005 (the “Intercreditor Agreement”), setting forth certain agreements with respect to the Collateral (as defined therein). The Debtor is hereby requesting that the Bank enter into this Agreement. The Bank is willing to do so upon the terms contained in this Agreement.

Accordingly, the parties agree as follows:

AGREEMENTS

1.                                       Definitions and Rules of Interpretation.

(a)                                  As used in this Agreement, terms defined in the UCC of the State and not otherwise defined herein have the same meanings herein as specified therein.

(b)                                 In addition, the following terms used in this Agreement shall have the following meanings:

“Business Day” means (i) in the case of a notification or other communication to be given or made to the Bank, any day, other than a Saturday or Sunday, on which the office, branch or department of the Bank designated in the form of Initial Instruction attached as the Exhibit hereto is open for business and can act upon the Initial Instruction and (ii) in the case of a notification or other communication to be given or made to the Debtor, the Secured Party or the Collateral

Agent, any day, other than a Saturday or Sunday, on which the Debtor or, as the case may be, the Secured Party or the Collateral Agent is open for business in the location to which the notification or other communication is to be given or made.

“Deposit Account” has the meaning set forth in the “Background” portion of this Agreement and includes any funds from time to time in the Deposit Account.

“Deposit Agreement” means, collectively, the deposit account agreement and any other agreements between the Bank and the Debtor governing the Deposit Account and any cash management or like services provided by the Bank to the Debtor in connection with the Deposit Account, in each case as in effect from time to time.

“Initial Instruction” means the first instruction to the Bank originated by the Secured Party or the Collateral Agent, as the case may be, directing the disposition of the funds in the Deposit Account.

“Items” means all checks, drafts, money orders, instruments, cash and other items at any time received for deposit in the Deposit Account, and all wire transfers of funds, automated clearing house entries, credits from a merchant card transaction and other electronic funds transfers or other funds deposited in, credited to, or held for deposit in or credit to the Deposit Account, or otherwise in the possession or under control of, or in transit to, the Bank or any agent, bailee or custodian thereof, for credit to the Deposit Account.

“Order or Process” means any order, judgment, decree, injunction or legal process directing or prohibiting or otherwise restricting the disposition of the funds in the Deposit Account.

“Outside Time” means, absent an earlier Outside Time set forth on the Schedule hereto, the opening of business on the Business Day next succeeding the Business Day on which the Initial Instruction is actually received by the person or persons or department at the Bank to whom or which the Initial Instruction is required under this Agreement to be addressed. Absent an earlier Outside Time set forth on the Schedule hereto, if the Initial Instruction is actually received by the person or persons or department after 12:00 noon, in the time zone set forth on the Schedule hereto, on any Business Day, the Outside Time shall be the opening of business on the second Business Day next succeeding the Business Day on which the actual receipt occurs.

“Permitted Debit” means, to the extent, in each case, to which the Bank has a right to charge the Debtor or the Deposit Account, or to obtain a refund or other payment from the Debtor, by contract or applicable law therefor:

(i) the face amount of any Item:

(A) deposited into or credited to the Deposit Account, either before or after the date of this Agreement, and returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or for any other reason and without regard to the timeliness of such return or adjustment or the occurrence or timeliness of any other party’s notice of nonpayment or adjustment,

(B) subject to a claim against the Bank for breach of transfer, presentment, encoding, retention, or other warranty under Federal Reserve Regulations or Operating Circulars, clearing house rules, the UCC or other applicable law; or

(C) constituting a credit to the Deposit Account from a merchant card transaction against which a contractual demand for chargeback has been made;

(ii) any usual and customary service charge or fee payable to or incurred by the Bank, including out of pocket and allocable internal legal fees and expenses, payable or incurred in connection with the negotiation, administration or enforcement of this Agreement,

(iii) any adjustment or correction of any posting or encoding error, or

(iv) any other Item or amount normally chargeable by the Bank to or against a demand deposit account or customer in the ordinary course of a demand deposit account relationship between a bank and a customer.

“State” means the State of New York.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as enacted in the State or in any other jurisdiction whose Uniform Commercial Code applies under applicable choice of law rules.

“Writing” means a tangible writing including a facsimile. If the Schedule so permits, the term also includes an electronic record. “Written” refers to a communication in the form of a writing.

(c)                                  The rules of interpretation contained in Article 1 of the UCC of the State shall apply to the interpretation of the provisions of this Agreement.

2.                                       The Debtor’s Dealings with the Deposit Account.

(a)                                  Except as provided in Section 2(b), the Debtor shall be entitled to direct the disposition of the funds in the Deposit Account in accordance with the terms of the Deposit Agreement.

(b)                                 The Debtor shall no longer be entitled to direct, and the Bank shall cease complying with instructions originated by the Debtor to direct, the disposition of the funds in the Deposit Account from and after (i) the Outside Time or (ii) such earlier time as the Bank in its discretion ceases complying with the Debtor’s directions as permitted by Section 4(a)(iv).

3.                                       The Secured Party’s and the Collateral Agent’s Right to Give Exclusive Instructions as to the Deposit Account.

(a)                                  The Bank shall comply with the Initial Instruction, or any other instruction originated by the Secured Party or the Collateral Agent, as the case may be, directing the disposition of the funds in the Deposit Account, in each case without further consent of the Debtor.

(b)                                 The Bank shall follow the Initial Instruction, or any other instruction originated by the Secured Party or the Collateral Agent, as the case may be, directing disposition of the funds in the Deposit Account, even if the result of following the Initial Instruction or such other instruction is that the Bank dishonors Items presented for payment from the Deposit Account.

(c)                                  Notwithstanding the foregoing clauses (a) and (b), the Bank shall not follow an Initial Instruction or any other instruction originated by the Collateral Agent unless the Bank shall have received prior written notice (x) from the Secured Party that the Discharge of Senior Indebtedness (as defined in the Intercreditor Agreement) shall have occurred or (y) from the Collateral Agent (a “Collateral Agent Notice”) that the Standstill Period (as defined in the Intercreditor Agreement) shall have expired and Bank thereafter does not receive written notice from the Secured Party that it has commenced and is dilgently pursuing the Exercise of Secured Creditor Remedies (as defined in the Intercreditor Agreement) against all or a material portion of the Collateral (as defined in the Intercreditor Agreement) in which case the Bank shall thereafter not follow any Instruction originated by the Collateral Agent unless it receives written notice from the Secured Party as provided in clause (x) above.

4.                                       Exculpation of the Bank.

(a)                                  The Bank shall have no liability to the Debtor, the Secured Party or the Collateral Agent, notwithstanding the Bank’s agreement in Section 3, if the Bank in its discretion:

(i)                                     declines to follow the Initial Instruction because the Initial Instruction is not in writing in the form set forth on the Exhibit hereto, does not specify the person or persons or department at the Bank to receive the Initial Instruction or the address of the Bank to which the Initial Instruction is to be sent, is not otherwise completed, or does not have attached to it a copy of this Agreement as fully executed;

(ii)                                  declines to follow the Initial Instruction or any other instruction originated by the Secured Party or the Collateral Agent, as the case may be, directing the disposition of the funds in the Deposit Account:

(A) prior to the Outside Time,

(B) which requires the disposition of the funds in the Deposit Account by a method not available to the Debtor under the Deposit Agreement,

(C) which in the reasonable opinion of the Bank would result in the Bank’s failure to comply with any statute, rule or regulation, or any Order or Process, binding upon the Bank,

(D) to the extent requiring the disposition of the funds that are not currently available in the Deposit Account,

(E) which directs the disposition of the funds in the Deposit Account through the use of a computational or allocational formula or procedure, or

(F) for which the Bank has not received evidence reasonably required by the Bank as to the authority of the person giving the instruction to act for the

Secured Party or the Collateral Agent, as the case may be, except as provided in Section 4(b);

(iii)                               by itself or through any affiliate of the Bank, consummates or processes any transaction involving the Deposit Account which the Bank had started to process prior to the Outside Time; or

(iv)                              at any time or from time to time after the Bank becomes aware that the Secured Party or the Collateral Agent, as the case may be, has sent the Initial Instruction, or any other instruction to the Bank directing the disposition of the funds in the Deposit Account, but prior to the Outside Time, ceases complying with any directions from the Debtor, and complies with the Initial Instruction or such other instruction notwithstanding that:

(A) any person or persons or the department at the Bank specified to receive the Initial Instruction has not actually received it,

(B) the Initial Instruction fails to have attached to it a copy of this Agreement as fully executed, or

(C) the Initial Instruction contains minor errors but otherwise substantially complies with the form of Initial Instruction set forth on the Exhibit hereto.

(b)                                 Clause (F) of Section 4(a)(ii) shall not apply to the Initial Instruction in so far as the Initial Instruction eliminates the Debtor’s entitlement to direct the disposition of the funds in the Deposit Account.

(c)                                  The Bank shall have no liability to the Debtor, the Secured Party or the Collateral Agent under this Agreement:

(i)                                     for wrongful dishonor of any Items on account of its following the Initial Instruction or any other instruction originated by the Secured Party or the Collateral Agent, as the case may be, directing disposition of the funds in the Deposit Account,

(ii)                                  for any claim, loss, cost or expense resulting from the Bank’s failure to comply or delay in complying with the Initial Instruction, any other instruction or any other provision of this Agreement on account of any computer malfunction, interruption of communication facilities, labor difficulties, acts of God, war, terrorist attacks, or other causes, in each case beyond the Bank’s reasonable control,

(iii)                               for any other claim, loss, cost or expense except to the extent directly caused by the gross negligence or willful misconduct of the Bank, or

(iv)                              for any indirect, special, consequential or punitive damages.

(d)                                 The Bank shall have no fiduciary duties under this Agreement to the Secured Party, the Collateral Agent or the Debtor, whether as trustee, agent or otherwise. The Bank shall have no duties to the Secured Party or the Collateral Agent except as expressly set forth in this Agreement. As to the Debtor, and notwithstanding anything to the contrary in the Deposit

Agreement, the Bank shall have no duty to inquire into or determine (i) the existence or enforceability of the Debtor’s obligations to the Secured Party or the Collateral Agent, as applicable, (ii) whether the Debtor’s obligations to the Secured Party or the Collateral Agent, as applicable, are in default or (iii) whether the Secured Party or the Collateral Agent, as applicable, is entitled, under any separate agreement between the Debtor and the Secured Party or the Collateral Agent, as applicable, to give the Initial Instruction or any other instruction originated by the Secured Party or the Collateral Agent, as applicable, directing disposition of the funds in the Deposit Account.

5.                                       Indemnification.

(a)                                  The Debtor agrees to indemnify the Bank from and to hold the Bank harmless against any and all claims, losses, and reasonable costs or expenses (other than to the extent directly caused by the gross negligence or willful misconduct of the Bank) that the Bank may sustain or incur arising out of, or otherwise related to, this Agreement.

(b)                                 The Secured Party agrees to indemnify the Bank from and to hold the Bank harmless against (i) any and all claims, losses, and reasonable costs or expenses (other than to the extent directly caused by the gross negligence or willful misconduct of Bank) that Bank may sustain or incur in acting upon the Initial Instruction or any other instruction originated by the Secured Party directing the disposition of the funds in the Deposit Account and which the Bank believes in good faith to be from the Secured Party and (ii) any loss incurred by the Bank in respect of any Permitted Debit for which there are insufficient funds in the Deposit Account or for which the Bank otherwise does not have recourse to the Deposit Account (it being understood, as set forth below, that at no time shall the Collateral Agent have any obligation under this Article 5).

(c)                                  Costs or expenses of a party, for purposes of Sections 5(a) and (b), include any reasonable out of pocket fees and expenses incurred or payable by the party.

(d)                                 The Secured Party’s liability under clause (ii) of Section 5(b) shall be limited to the extent of any funds transferred from the Deposit Account as a result of the Bank’s acting upon instructions originated by the Secured Party as to the disposition of the funds in the Deposit Account, plus the amount of any funds which, but for collection enforcement actions taken by the Secured Party, would have been received by the Bank, for deposit to the Deposit Account, from the Debtor’s account debtors and other persons liable on the Secured Party’s collateral. Any demand by the Bank for indemnification under clause (ii) of Section 5(b) must be made within the number of days following the termination of this Agreement set forth on the Schedule hereto.

(e)                                  As a condition to the Bank’s making any claim for indemnity against the Secured Party under Section 5(b), the Bank must first have made a demand on the Debtor under Section 5(a) with respect to the claim, and the Debtor shall not have satisfied the claim within a period of 15 days following the Bank’s demand upon the Debtor. The foregoing provision shall not apply if the Bank is enjoined, stayed or prohibited by operation of law from making the demand upon the Debtor.

(f)                                    The Collateral Agent shall at no time have any obligation under this Article 5, even after it has given instructions with respect to the Deposit Account in accordance with Article 3 hereof.

6.                                       The Bank’s Recourse to the Deposit Account.

(a)                                  Except for amounts referred to in Section 6(b) and so long as this Agreement remains in effect, the Bank hereby (i) subordinates any security interest, lien or other encumbrance that the Bank may at any time have against or in the Deposit Account to the Secured Party’s and the Collateral Agent’s respective security interests therein, and (ii) except with the Secured Party’s and the Collateral Agent’s prior written consent, agrees not to exercise any right of recoupment, setoff or debit that the Bank may at any time have against or in the Deposit Account. The subordination referred to in the foregoing clause (i) shall not apply to any security interest that the Bank has in an Item under UCC Article 4 as a collecting bank.

(b)                                 Notwithstanding Section 6(a), the Bank at any time may, and is expressly permitted by this Agreement to, set off and charge against the Deposit Account the amount of any Permitted Debit, regardless of any agreement of the Debtor to compensate the Bank by means of balances in the Deposit Account.

7.                                       Representations and Warranties of the Bank.

(a)                                  The Bank represents and warrants to the Secured Party and the Collateral Agent that (i) the Bank is an organization engaged in the business of banking, (ii) the Bank maintains the Deposit Account in the ordinary course of the Bank’s business and (iii) the Debtor is the Bank’s sole customer with respect to the Deposit Account.

(b)                                 The Bank represents and warrants to the Secured Party and the Collateral Agent that the Bank has not entered into any currently effective agreement with any other person under which the Bank is or will be obligated to comply with instructions originated by any person other than the Secured Party, the Collateral Agent or the Debtor directing the disposition of the funds in the Deposit Account. The Bank covenants with the Secured Party and the Collateral Agent that the Bank shall not, during the term of this Agreement, enter into any agreement with any other person under which the Bank is or will be obligated to comply with instructions originated by any other person other than the Secured Party, the Collateral Agent or the Debtor directing the disposition of the funds in the Deposit Account.

8.                                       Deposit Account Information; Order or Process.

(a)                                  If the Secured Party or the Collateral Agent so requests (whether as a single or standing request), the Bank shall send to the Secured Party and/or the Collateral Agent, as applicable, a copy of each periodic account statement relating to the Deposit Account furnished in the ordinary course by the Bank to the Debtor. The Bank’s liability for failure to send any such account statement shall not exceed the cost of the Bank’s providing the account statement.

(b)                                 The Debtor authorizes the Bank to provide to the Secured Party and to the Collateral Agent any additional information concerning the Deposit Account that the Bank may agree to provide to the Secured Party or the Collateral Agent, as applicable, at such party’s request.

(c)                                  In the event that an Order or Process is served upon the Bank by a party other than the Debtor, the Secured Party or the Collateral Agent, the Bank shall notify the Secured Party and the Collateral Agent thereof concurrently with any notification of the Order or Process provided by the Bank to the Debtor. In any event, to the extent not prohibited by applicable law, the Bank shall promptly notify the Secured Party and the Collateral Agent of the Order or Process promptly following such time as the person or persons or the department at the Bank specified to receive the Initial Instruction has been notified of the Order or Process and the Order or Process has been identified by that person or persons or department as pertaining to the Deposit Account and the rights of the Secured Party or the Collateral Agent, as applicable, under this Agreement.

9.                                       Termination; Closure of the Deposit Account.

(a)                                  This Agreement may not be terminated by the Debtor without the prior written consent of the Secured Party and the Collateral Agent, and notice to the Bank given jointly by the Debtor, the Secured Party and the Collateral Agent.

(b)                                 This Agreement may be terminated jointly by the Secured Party and the Collateral Agent at any time by notice to the Bank and the Debtor; this Agreement may not be terminated by either the Secured Party or the Collateral Agent except with the prior written consent of the other party.

(c)                                  This Agreement may be terminated by the Bank upon 30 days’ prior written notice to the Secured Party, the Collateral Agent and the Debtor.

(d)                                 The termination of this Agreement shall not affect any rights created or obligations incurred under this Agreement prior to the termination. The provisions of Articles 4 and 5 shall survive the termination of this Agreement with respect to any actions taken or omitted before the termination of this Agreement.

(e)                                  The Bank may close the Deposit Account (i) immediately upon notice to the Secured Party, the Collateral Agent and the Debtor in the event of (x) the Bank’s reasonable suspicion that the Deposit Account is being used for a fraudulent or illegal purpose or (y) receipt of a Collateral Agent Notice, (ii) upon five Business Days’ prior notice to the Secured Party, the Collateral Agent and the Debtor in the event that the Debtor is in material breach of the Deposit Agreement or this Agreement and (iii) otherwise upon 30 days’ prior notice to the Secured Party, the Collateral Agent and the Debtor.

(f)                                    Upon termination of this Agreement or the closure of the Deposit Account, the Bank shall remit to, or hold at the direction of, the Secured Party (or, if the Bank shall have received a Collateral Agent Notice, not more than 15 days following the receipt of such Collateral Agent Notice, the Collateral Agent), any funds then in the Deposit Account. The Collateral Agent shall be entitled to receive direction from the Debtor to establish any account that may be necessary to receive the funds in the Deposit Account on behalf of the Collateral Agent.

10.                                 Communications.

(a)                                  All notices, instructions and other communications under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by facsimile. to the party addressee. If the Schedule permits a writing to include an electronic record, a notice, instruction or other communication under this Agreement, other than the Initial Instruction, may be sent by email.

(b)                                 For a notice, instruction or other communication under this Agreement to be effective, it must be delivered or sent, (i) in the case of the Initial Instruction, to the Bank at the address of the Bank and to the person or persons or department indicated on the Exhibit hereto and (ii) in other cases, to the party to receive the notice, instruction or other communication at its address indicated below the party’s signature to this Agreement, in each case subject to any change in address provided in Section 10(c).

(c)                                  The Bank may at any time communicate to the Secured Party and the Collateral Agent a change in the person or persons or department to whom or which the Initial Instruction is required to be addressed. and any party may communicate to the other parties a change in its address to which notices, instructions and other communications under this Agreement shall be sent.

(d)                                 All notices, instructions and other communications under this Agreement given in accordance with the provisions of this Agreement shall be effective when received.

11.                                 Successors and Assigns.

(a)                                  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns or other transferees. Any voluntary transfer of a party’s rights or duties under this Agreement shall be permitted as provided in this Section. However, any other transfer by a party of its rights and obligations under this Agreement shall be void without the written consent of the other parties.

(b)                                 The Debtor may transfer any of its rights or duties under this Agreement only with the prior written consent of the Secured Party, the Collateral Agent and the Bank.

(c)                                  The Bank may transfer its rights and duties under this Agreement to a transferee to which, whether by contract or operation of law, the Bank transfers substantially all of its rights and duties under the Deposit Agreement. No such transfer of rights or duties by the Bank shall be binding upon the Secured Party, the Collateral Agent or the Debtor unless and until the Bank or the transferee has notified the Secured Party, the Collateral Agent and the Debtor of the transfer. The notification shall include the identity of the transferee and the transferee’s address for purposes of providing the Initial Instruction and other communications under this Agreement and shall state that the transferee is entitled to the benefit of the Bank’s rights and has assumed all of the Bank’s duties under this Agreement. If requested by the Secured Party, the Collateral Agent or the Debtor, the Bank or the transferee shall provide reasonable proof of the transfer. At such time as the transfer has become binding on the Secured Party, the Collateral Agent and the Debtor, the transferring Bank shall be relieved of its obligations under this Agreement accruing from and after that time.

(d)                                 Either the Secured Party or the Collateral may transfer its rights and duties under this Agreement to (i) a transferee to which, whether by contract or operation of law, the Secured Party or the Collateral Agent, as applicable, transfers substantially all of its rights and duties under the financing or other arrangements between the Secured Party or the Collateral Agent, as applicable, and the Debtor for which the Deposit Account acts as collateral security or (ii) if the Secured Party or the Collateral Agent is acting as a trustee, indenture trustee, agent, collateral agent, or other representative in whose favor a security interest is created or provided for, a transferee which is a successor trustee, indenture trustee, agent, collateral agent, or other representative. Notwithstanding the foregoing, in no event shall the duty to indemnify under Article 5 be assumed by any successor trustee, indenture trustee, agent, collateral agent, or other representative succeeding the Collateral Agent. No such transfer of rights or duties by the

Secured Party or the Collateral Agent, as applicable, shall be binding upon the Secured Party, the Collateral Agent, the Bank or the Debtor unless and until the Secured Party or the Collateral Agent, as applicable, or the transferee has notified the non-transferring Secured Party or Collateral Agent, as applicable, and the Debtor of the transfer and the Bank has consented in writing to the transfer, such consent not to be unreasonably withheld or delayed. The notification shall include the identity of the transferee and the transferee’s address for purposes of providing communications under this Agreement and shall state that the transferee is entitled to the benefit of the Secured Party’s or the Collateral Agent’s rights, as applicable, and has assumed all of the Secured Party’s or the Collateral Agent’s duties, as applicable, under this Agreement. If requested by the Bank, the Debtor or the non-transferring Secured Party or Collateral Agent, the Secured Party or the Collateral Agent, as applicable, or the transferee shall provide reasonable proof of the transfer. At such time as the transfer has become binding on the Bank, the Debtor and the non-transferring Secured Party or Collateral Agent, the transferring Secured Party or Collateral Agent, as applicable, shall be relieved of its obligations under this Agreement accruing from and after that time.

12.                                 Entire Agreement; Relation to Other Agreements.

(a)                                  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous and contemporaneous negotiations, understandings and agreements in respect thereof, all of which have become merged and finally integrated into this Agreement.

(b)                                 In the event of any conflict between this Agreement and the Deposit Agreement or any other agreement between the Bank and the Debtor relating to the Deposit Account, the terms of this Agreement shall control. However, this Agreement shall not derogate from any claim or defense which the Bank may have against the Debtor under the Deposit Agreement or other agreement.

(c)                                  This Agreement does not amend or otherwise modify any of the agreements between or among the Debtor, the Secured Party and the Collateral Agent or provide any rights for the Debtor to direct the disposition of the funds in the Deposit Account in contravention of any of the agreements between or among the Debtor, the Secured Party and the Collateral Agent.

13.                                 Governing Law, Depositary Bank’s Jurisdiction; Consent to Jurisdiction and Waiver of Jury Trial.

(a)                                  Except as otherwise required by Article 9 of the UCC, this Agreement shall be governed by and construed in accordance with the laws of the State without giving effect to any conflict of laws which would require the application of the law other than the State.

(b)                                 The Deposit Agreement is hereby amended to provide that, for purposes of part 3 of Article 9 of the UCC, the Bank’s jurisdiction is the jurisdiction set forth on the Schedule hereto.

(c)                                  Each party hereto agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State or any federal court sitting in the State and consents to the non-exclusive jurisdiction of such court. Each party hereto waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

(d)                                 TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, CLAIM OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE ARISING OUT OF OR DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE BREACH, PERFORMANCE OR ENFORCEMENT OF SUCH RIGHTS OR OBLIGATIONS.

14.                                 Miscellaneous.

(a)                                  Section headings in this Agreement are for convenience of reference only, are not part of this Agreement, and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

(b)                                 No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by each of the parties affected thereby.

(c)                                  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, it being understood that the invalidity of an affected provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction.

(d)                                 Each of this Agreement and the Schedule may be executed in multiple counterparts, and all of such counterparts taken together shall constitute one and the same instrument. Each fully executed counterpart of this Agreement or the Schedule shall be a duplicate original. Transmission by facsimile of an executed counterpart of this Agreement or the Schedule shall constitute due and sufficient delivery of such counterpart.

(e)                                  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RAFAELLA APPAREL GROUP, INC.

By:	/s/ Glenn Palmer

Name: Glenn Palmer

Title: Chief Executive Officer

Address:

Attention:

Facsimile Number:

Electronic mail address (to be used if the Schedule so permits):

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent

By:	/s/ Douglas Talaterro

Name: Douglas Talaterro

Title: Senior Vice President

Address:

Attention:

Facsimile Number:

Electronic mail address (to be used if the Schedule so permits):

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Lisa H. Augustus

Name: Lisa H. Augustus

Title: Vice President

Address:

Attention:

Facsimile Number:

Electronic mail address (to be used if the Schedule so permits):

THE BANK OF NEW YORK, as Collateral Agent

By:	/s/ Beata Hryniewicka

Name: Beata Hryniewicka

Title: Assistant Treasurer

Address:        101 Barclay St. 8W
New York, New York 10286

Attention:

Facsimile Number:

Electronic mail address (to be used if the Schedule so permits